UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2021
____________________________________
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________
Delaware
(State or other jurisdiction
of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road
Charlotte,	North Carolina	28211
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
Not Applicable
(Former name or former address, if changed since last report.)
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On September 17, 2021, Sonic Automotive, Inc., a Delaware corporation (“Sonic”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RFJMS, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Sonic (“Merger Sub”), RFJ Auto Partners, Inc., a Delaware corporation (the “Company”), and The Resolute Fund III, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Company’s equityholders, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a direct, wholly owned subsidiary of Sonic. The Company is an automotive dealership platform based in Dallas, Texas.
Subject to the terms and conditions of the Merger Agreement and other customary adjustments set forth in the Merger Agreement, the purchase price payable by Sonic pursuant to the Merger Agreement is expected to be (i) approximately $700 million for the goodwill and other intangible assets and real estate assets of the Company and each of its subsidiaries (collectively, the “Company Entities”) plus (ii) the sum of the values, as determined in accordance with the terms of the Merger Agreement, of each the parts and accessories inventory, the fixed assets and equipment, the supplies and the repair work-in-process of the Company Entities, plus (iii) the value of the new and used vehicle inventories of the Company Entities, which inventories are expected to be funded through borrowings under Sonic’s existing floor plan credit facility.
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $0.01 per share, of the surviving corporation in the Merger; (ii) each share of common stock, par value $0.001 per share, Series A preferred stock, par value $0.001 per share, and Series B voting preferred stock, par value $0.001 per share, of the Company (collectively, “Company Capital Stock”) owned by the Company (or held in the Company’s treasury) or owned by Sonic, Merger Sub or any direct or indirect subsidiary thereof immediately prior to the Effective Time (collectively, the “Excluded Shares”) will be cancelled and retired, and no cash or other consideration will be delivered or deliverable with respect thereto or in exchange therefor; (iii) except for the Excluded Shares and shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time and held by an equityholder of the Company who has not voted in favor of the Merger (or consented thereto in writing) and who has properly exercised and perfected appraisal or dissenters rights under Delaware law, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the sum of: (A) the applicable Per Share Merger Consideration (as defined in the Merger Agreement) and (B) any Additional Per Share Merger Consideration (as defined in the Merger Agreement), in each case without interest, upon delivery in accordance with the Merger Agreement of the documents specified therein; and (iv) each option to purchase shares of common stock of the Company that is outstanding and unexercised immediately prior to the Effective Time will fully vest and be automatically cancelled and converted into the optionholder’s right to receive an amount in cash, without interest, equal to (A) the applicable Per Option Cancellation Payment (as defined in the Merger Agreement), and (B) any Additional Per Option Cancellation Payment (as defined in the Merger Agreement), in each case of (A) and (B), upon the terms and subject to the conditions set forth in the Merger Agreement and less all applicable withholding taxes and subject to reduction for any other amounts that are required or have been authorized by the eligible optionholder to be withheld.
The Merger Agreement contains customary representations, warranties and covenants by Sonic, Merger Sub and the Company. The consummation of the Merger is subject to various closing conditions, including, among other things, (i) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the consent to or the approval of the transactions contemplated by the Merger Agreement by each Manufacturer (as defined in the Merger Agreement) whose consent or approval is required. The Merger Agreement may be terminated under certain circumstances, including by Sonic or the Company if the closing of the Merger does not occur on or before 5:00 p.m., Eastern Time, on December 15, 2021, unless such party’s breach of the Merger Agreement has prevented the consummation of the Merger by such time.
Upon termination of the Merger Agreement under certain specified circumstances, Sonic or the Company may be required to pay the other party a termination fee of either $2.5 million or $7.5 million, depending on the timing of the termination as set forth in the Merger Agreement.
The Merger Agreement and the transactions contemplated thereby, including the Merger, have been approved by the Board of Directors of Sonic and the Board of Directors of the Company, and subsequent to the execution of the Merger Agreement, by the requisite approval of the Company’s equityholders.
The representations, warranties and covenants contained in the Merger Agreement were made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) were made only for purposes of the Merger Agreement, (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, (iii) may be subject to important qualifications and limitations agreed to by the parties to the Merger Agreement in connection with negotiating its terms, including being qualified by confidential disclosures made for the purpose of allocating risk between the contracting parties rather than establishing matters as facts and (iv) may be subject to a contractual standard of materiality which may differ from what may be viewed as material by investors. Accordingly, the Merger Agreement and the related description are included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any financial or other factual information regarding the parties thereto or their respective businesses or to modify or supplement any factual disclosures about Sonic in its filings with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts regarding or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement or earlier dates specified therein, which subsequent information may or may not be fully reflected in Sonic’s public disclosures. Accordingly, investors should read the Merger Agreement not in isolation but in conjunction with the other information that Sonic makes publicly available in reports, statements and other filings with the SEC.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “expect,” “project,” “may,” “will,” “should,” “could” and similar words. Except as required by law, Sonic undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Sonic’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” in Sonic’s most recent Annual Report on Form 10-K and in its subsequent filings with the SEC.

Item 7.01.    Regulation FD Disclosure.
On September 22, 2021, Sonic issued a press release in connection with the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of September 17, 2021, by and among Sonic Automotive, Inc., RFJMS, Inc., RFJ Auto Partners, Inc. and The Resolute Fund III, L.P., as the equityholder representative.*

99.1	Press Release of Sonic Automotive, Inc., dated September 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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* Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Sonic agrees to furnish supplementally copies of any of the omitted schedules (or similar attachments) to the SEC or the SEC staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

September 22, 2021	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel